Exhibit 99.1

VSE CORPORATION DECLARES QUARTERLY CASH DIVIDEND

MIRAMAR, FL., December 18, 2024 – VSE Corporation (“VSE” or the “Company”) (NASDAQ: VSEC), a leading provider of aftermarket distribution and repair services, announced that the Company’s Board of Directors has declared a regular quarterly cash dividend of $0.10 per share of VSE common stock. The dividend is payable on February 6, 2025, to stockholders of record at the close of business on January 23, 2025.

ABOUT VSE CORPORATION
VSE is a leading provider of aftermarket distribution and repair services. Operating through its two key segments, VSE significantly enhances the productivity and longevity of its customers' high-value, business-critical assets. The Aviation segment is a leading provider of aftermarket parts distribution and maintenance, repair, and overhaul (MRO) services for components and engine accessories to commercial, business, and general aviation operators. The Fleet segment specializes in part distribution, engineering solutions, and supply chain management services catered to the medium and heavy-duty fleet market. For more detailed information, please visit VSE's website at www.vsecorp.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause VSE’s actual results to vary materially from those indicated or anticipated by such statements. Many factors could cause actual results and performance to be materially different from any future results or performance, including, among others, the risk factors described in our reports filed or expected to be filed with the SEC. Any forward-looking statement or statement of belief speaks only as of the date of this press release. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

INVESTOR RELATIONS CONTACT:
Michael Perlman
Vice President of Investor Relations and Treasury
Phone: (954) 547-0480
Email: investors@vsecorp.com